GENERAL STEEL HOLDINGS INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of this 1st day of September 2005, by and between General Steel Holdings Inc., a Nevada corporation (the “Company”), and the undersigned investors (collectively, together with all successors and permitted assignors, the “Investor”).

RECITALS

Subject to the terms and conditions of this Agreement, the Investor desires to subscribe for and purchase, and the Company desires to issue and sell to the Investor, certain shares of the Company’s common stock, par value $0.001 per share (the "Common Shares"). The Company is offering an aggregate of 3,333,333 shares of Common Stock in a private placement to the Investor and other investors at a purchase price of $1.50 per share (the “Purchase Stock Price”) and on the other terms and conditions contained in this Agreement (the “Offering”).

Concurrently with the execution and delivery of this Agreement, the Company and the Investor are entering into and delivering a Registration Rights Agreement (in the form attached hereto as Exhibit A) and a Warrant Agreement (in the form attached hereto as Exhibit B).

WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions. The following terms shall have the meanings ascribed to them below:

“Alloy Rod JV” shall have the meaning ascribed to that term in Section 6.2.

“Agreement” shall have the meaning ascribed to that term in the Recitals.

“Articles of Incorporation” means the articles of incorporation previously adopted by resolution in writing of all shareholders of the Company.

“Authorization” means any authorization, approval, consent, certificate, license, permit or franchise of or from any Governmental Entity or pursuant to any Law.

“Capital Stock” means (a) in the case of a corporation, its shares of capital stock, (b) in the case of a partnership or limited liability company, its partnership or membership interests or units (whether general or limited), and (c) any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets, of the issuing entity.

“Centre” shall have the meaning ascribed to that term in Section 8.6(ii).

“Closing” shall have the meaning ascribed to that term in Section 2.1(ii).

“Common Shares” shall have the meaning ascribed to that term in the Recitals.

“Company” means General Steel Holdings Inc., a Nevada corporation.

“Company Permits” shall have the meaning ascribed to that term in Section 3.18.

“Confidential Information” shall have the meaning ascribed to that term in Section 7.1(a).

“Disclosing Party” shall have the meaning ascribed to that term in Section 7.2.

“Disclosure Documents” shall have the meaning ascribed to that term in Section 4.5.

“Disclosure Schedule” shall have the meaning ascribed to that term in Section 3.

“Environmental Laws” shall have the meaning ascribed to that term in Section 3.19.

“Equity Securities” means (a) Common Shares, and (b) options, warrants or other rights convertible into, or exercisable or exchangeable for, directly or indirectly, or otherwise entitling any Person to acquire, directly or indirectly, Common Shares.

“Governmental Entity” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, state or local government or foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Financial Statements” shall have the meaning ascribed to that term in Section 3.8.

“Indemnifiable Loss” shall have the meaning ascribed to that term in Section 8.2.

“Indemnifying Party” shall have the meaning ascribed to that term in Section 8.3.

“Indemnitee” shall have the meaning ascribed to that term in Section 8.2.

“Investment Company” shall have the meaning ascribed to that term in Section 3.18.

“Investor” means shall have the meaning ascribed to that term in the Recitals.

“Material Adverse Effect” means any event that immediately causes a negative impact of 10% or more of either the Company’s revenue or net income.

“Knowledge of the Company” or any similar phrase means all matters that are known to, or that would reasonably be expected to be known as of the date of this Agreement, after a reasonable investigation sufficient to express an informed view, by the following persons: Henry Yu or John Chen.

“Law” means any statute, law, ordinance, rule or regulation of any Governmental Entity.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, hypothecation or any other encumbrance in respect of such property or asset.

“Lock Box” shall have the meaning ascribed to that term in Section 6.1 “Lock Box Agent” shall have the meaning ascribed to that term in Section 6.1.

“Lock Box Agreement” shall have the meaning ascribed to that term in Section 6.1.

“Lock Box Amount” shall have the meaning ascribed to that term in Section 6.1.

“Net Proceeds” shall have the meaning ascribed to that term in Section 6.2.

“Offering” shall have the meaning ascribed to that term in the Recitals.

“Order” means any award, injunction, judgment, decree, order, ruling, subpoena or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the islands of Taiwan.

“Purchase Price” shall have the meaning ascribed to that term in Section 2.1.

“Purchase Stock Price” shall mean US$1.50 per Common Share.

“Repurchase Date” shall have the meaning ascribed to that term in Section 6.1.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” shall have the meaning ascribed to that term in Section 3.9.

“Securities Act” means the U.S. Securities Act of 1933, as amended

“Shares” shall have the meaning ascribed to that term in Section 2.1(i).

“Statement Date” shall have the meaning ascribed to that term in Section 3.8.

 “Re-purchase Price” shall mean US$1.95 per Common Share.

“SEC Documents” shall have the meaning ascribed to that term in Section 3.10.

“Warrants” shall have the meaning ascribed to that term in Exhibit B.

“Warrant Agreement” shall mean the agreement attached as Exhibit B hereto.

2.	Purchase and Sale.

2.1 Subscription and Issuance of Common Shares.
(i) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Investor agrees to subscribe for and purchase from the Company, and the Company agrees to issue and sell to the Investor 1,000,000 of Common Shares (the “Shares”) for the amount equal to the product of the number of Shares subscribed for by the Investor multiplied by the Purchase Stock Price (the “Purchase Price”). For each share purchased by the Investor, it shall also receive two Warrants.

(ii) The purchase and sale of the Shares shall take place on September 1, 2005 (or such other date mutually agreed to by the parties) at a location to be mutually agreed by the parties (the “Closing”).

(iii) At the Closing, (a) the Investor shall pay the aggregate Purchase Price by wire transfer in immediately available funds to the account designated in Exhibit D of this Agreement, or by other payment method mutually agreed to between the Company and the Investor; and (b) the Company shall issue the Shares to the Investor, and deliver to the Investor certificate(s) representing the Shares duly registered in the Investor’s name(s).

2.2 Legend.

Any certificate or certificates representing the Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER 1, 2005. A COPY OF SUCH CONDITION WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY BE RESOLD OR TRANSFERRED ONLY (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OR THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, (2) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (3) IN RELIANCE UPON ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT, IN EACH CASE DESCRIBED ABOVE, TO THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE AND OTHER SECURITIES LAWS.

2.3 Termination. This Agreement may be terminated at any time prior to the Closing:

(i) by mutual written consent of the Company and the Investor;

(ii) by the Investor, (A) upon a breach of any material representation and warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any material representation and warranty of the Company shall have become untrue in any material respect, in either case such that the conditions in Section 5 would be incapable of being satisfied by the date of the Closing or (B) if the Company shall not have satisfied any of the conditions in Section 5 by the date of the Closing; or

(iii) by the Company, upon a breach of any material representation and warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or if any material representation and warranty of the Investor shall have become untrue in any material respect, in either case such that the conditions in Section 5 would be incapable of being satisfied by the date of the Closing.

2.4 Effect of Termination. In the event this Agreement is terminated pursuant to Section 2.3, this Agreement shall forthwith become void, there shall be no liability on the part of the Company or the Investor to each other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties, covenants or agreements set forth in this Agreement.

3. Representations and Warranties of the Company. Each of the Company and its subsidiaries hereby jointly and severally represents and warrants to the Investor that the statements in this Section 3 are true, complete and correct, except as set forth in the disclosure schedule accompanying this Agreement, which is attached to this Agreement (the “Disclosure Schedule”). For the purposes of this Section 3, where any representation or warranty is given or made to a party’s best knowledge after due inquiry, or so far as a party is aware, or is qualified in some other manner having a similar effect, the statement shall be deemed to be supplemented by the additional statement that such party has made all reasonable, diligent and prudent inquiries of such party’s officers, directors, and other employees reasonably believed to have knowledge of the matter in question, prior to the date of this Agreement and prior to the Closing, according to the context:

3.1 Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.2 Corporate Power and Authority. Each of the Company and its subsidiaries has all requisite corporate power and authority necessary to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases property or conducts business so as to require such qualification, except where the failure to so qualify would have a Material Adverse Effect.

3.3 Authorization.  The Company has the requisite power and authority to enter into this Agreement and any ancillary agreements to which it is or will be a party, including, without limitation the power and authority to issue, sell and deliver the Shares to be issued and sold hereunder. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The issuance of the Shares is not subject to any preemptive right or right of first refusal, or if any preemptive right to the Investor or right of first refusal exists, waiver of such rights has been obtained from the holders thereof.

3.4 Subsidiaries. Each Subsidiary of the Company is validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or conducts any business so as to require such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.5 Capitalization; Valid Issuance.

(i) Upon payment of the Purchase Price by the Investor and delivery to the Investor of the certificates for the Shares, such Shares will be validly issued, fully paid and non-assessable.

(ii) The authorized Capital Stock of the Company consists of 75,000,000 Common Shares. All presently outstanding Common Shares of the Company are duly and validly issued, fully paid and non-assessable, and such Common Shares have been issued in full compliance with the requirements of all applicable securities laws and regulations.

(iii) Other than as set forth on Section 3.5 of the Disclosure Schedule (i) there are no existing rights, calls, or commitments of any character relating to the Common Shares or other Equity Securities of the Acquired Company, and (ii) no Person has any right of first refusal, pre-emptive right, subscription right or similar right with respect to any shares of Capital Stock or other Equity Securities of the Acquired Company.

3.6 Governmental Consents. No consents, filings, Authorizations, Orders or other actions of any Governmental Authority are required to be obtained or made for the Company's execution, delivery and performance of this Agreement which have not already been obtained or made. No consent, approval, waiver or other action by any Person under any contract to which the Company is a party or by which the Company or any of its properties or assets are bound is required or necessary for the execution, delivery or performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Company.

3.7 Offering. Subject in part to the truth and accuracy of the Investor’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the Common Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.8 Books and Records. All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of the Company, results of operations, and assets and properties of the Company, each as supplied to the Investor, are true, correct, complete and current in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and high industry standards.

3.9 SEC Filings, Financial Statements. The Company has timely made all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered or made available to the Investor true and complete copies of the SEC documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2004 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

3.10 Changes. To the Knowledge of the Company after due inquiry, since December 31, 2004, there has not been:

(i) any change in the assets, liabilities, financial condition or results of operations of the Company or any of its Subsidiaries, other than changes in the ordinary course of business, or such changes that would not reasonably be expected to have a Material Adverse Effect on the Company;

(ii) any resignation or termination of any senior officer of the Company; or

(iii) any other event or condition of any character that, either individually or cumulatively, has had or is expected to have a Material Adverse Effect on the Company.

3.11 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s best knowledge after due inquiry, currently threatened against or affecting the Company, or any of its respective assets or properties, that will have a Material Adverse Effect on the operation of the Company.

3.12 Compliance with Laws. The Company is, and at all times have been, in full compliance with any laws or regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for such non-compliance that, in the aggregate, would not result in any Material Adverse Effect.

3.13 Taxes. All material Tax Returns required to have been filed through and including the date hereof by the Company and its Subsidiaries have been filed, and each such Tax Return is true, correct and complete in all material respects and reflects the liability for Taxes in all material respects. All Taxes shown on such Tax Returns as due have been paid of the filing entity or entities for the relevant period. To the Knowledge of the Company, there is no audit currently pending against the Company or any of its Subsidiaries in respect of any Taxes. There are no material Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than Liens for Taxes not yet due and payable. Each of the Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any third party.

3.14 Disclosure. No event or circumstance has occurred or exists, nor is the Company in possession of any information, with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

3.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Shares to the Investor. The issuance of the Shares to the Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

3.16  Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as are described in Schedule 4.20 or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

3.17.  Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

3.18  Not Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

3.19  No Conflicts. The execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby (in each case, with or without the giving of notice or lapse of time, or both) will not, (i) violate the provisions of any of the organizational documents of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 3.7, violate or conflict with any Law, Authorization or Order applicable to the Company or any of its Subsidiaries or (iii) result in the creation of any Liens upon any of the assets owned or used by the Company or any of its Subsidiaries, except in the case of clauses (i) and (ii) above, where such violation, default or conflict would not reasonably be excepted to have a Material Adverse Effect. Section 3.29 of the Disclosure Schedule sets forth a list of all material agreements of the Company or any of its Subsidiaries requiring the waiver, authorization, consent or approval, license, exemption, notice, filing or registration of any Person to any of the transactions contemplated hereby.

4. Representations and Warranties of the Investors. The Investor hereby represents and warrants to the Company that:

4.1 Authorization. The Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered by the Investor, will constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.2 Investment Intent. The Investor is acquiring the Shares hereunder for its own account and with no present intention of distributing or selling such Shares and further acknowledges that it is legally obligated not to transfer such Shares in violation of the Securities Act or any applicable state securities law, and no one other than the Investor has any beneficial interest in the Shares. The Investor understands that the offer and sale by the Issuer of the Shares being acquired by the Investor hereunder has not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of the Issuer on such exemption from registration is predicated in part on these representations and warranties of the Investor. The Investor acknowledges that pursuant to Section 2.2 of this Agreement a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Shares.

4.3 Investor Status. The Investor is either an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or Investor is not a “U.S. person” as such term is defined in Rule 902(k)(1) of Regulation S under the Securities Act  and is not acquiring Common Shares for the account or benefit of any U.S. person. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. The Investor has consulted with its own legal, tax and business advisors regarding this transaction. The Common Shares to be purchased by the Investor will be acquired for investment purposes for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the securities.

4.4 Investment Experience. The Investor is able to bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Company.

4.5 Disclosure of Information. The Investor has been furnished with access to all public information and filings relating to the business, finances and operations of the Company which have been requested by the Investor including without limitation, the documents listed on Exhibit C, which have been received by Investor as part of an informational packet of materials from the Issuer (the “Disclosure Documents”). The Investor has been afforded the opportunity to ask questions of representatives of the Company and have received answers to such questions, as the Investor deems necessary in connection with its decision to subscribe for the Shares. Notwithstanding the foregoing, each party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by the Company in this Agreement.

4.6 Compliance with Laws. The Investor has complied or will comply with all applicable laws of its jurisdiction in connection with the subscription of the securities pursuant to this Agreement and otherwise in connection with this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Investor’s subscription and payment for, and its beneficial ownership of, the Shares will not cause Investor to violate any applicable security or other law of the Investor’s jurisdiction.
4.7 Independent Decision. The Investor is not relying on the Company or on any legal or other opinion in the materials reviewed by the Investor with respect to the financial or tax considerations of the Investor relating to its investment in the Company. The Investor has relied solely on the representations and warranties, covenants and agreements of the Company in this Agreement and on its examination and independent investigation in making its decision to acquire the Shares.

4.8 Commissions. The Investor has not incurred any obligation for any finder's or broker's or agent's fees or commissions in connection with the transactions contemplated hereby for which the Company may be responsible.

5. Covenants of the Company; Conditions of the Investor’s Obligations at Closing.

5.1 Covenants. During the time period from the effective date of this Agreement until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with Section 2.3, the Company covenants and agrees as follows:

A Advice of Changes. The Company will promptly advise Investor in writing of any (a) event that would render any representation or warranty of the Company or any of its Subsidiaries contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate, (b) any breach of any covenant or obligation of the Company or any of its Subsidiaries pursuant to this Agreement.

B No Integration. The Company shall not make any offers or sales of any security (other than the Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act or cause the offering of Shares to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

C Disclosure of Material Information. In the event that the Company comes into possession of any material non-public information, the Company shall make full and complete public disclosure in accordance with all applicable securities laws (including all common law formulations thereof).

D Satisfaction of Conditions Precedent. The Company will use its diligent efforts to satisfy or cause to be satisfied all of the conditions precedent which are set forth in Article 6, and the Company will use its diligent efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

5.2 Conditions. The obligations of the Investor under Section 2.1 of this Agreement, unless otherwise waived in writing by the Investor, are subject to the fulfillment on or before the Closing of each of the following conditions:

(i) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(ii) Qualifications. The Company shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body for the consummation of all of the transactions contemplated by this Agreement that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing.

(iii) Due Diligence. The Investor shall have completed and be satisfied, in its sole discretion, with the results of all business, legal and financial due diligence, and any items requiring correction identified by the Investor shall have been corrected to the Investor’s reasonable satisfaction.

(iv) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received (i) all such counterpart original or other copies of such documents as it may reasonably request; and (ii) a certificate executed by a director of the Company on behalf of the Company, certifying the validity of all such counterpart original or other copies of such documents as such Investor may reasonably request.

(v) No Litigation. No action, suit, proceeding, claim, arbitration or investigation shall have been threatened or instituted prior to the Closing against the Company or any of its subsidiaries seeking to enjoin, challenge the validity of, or assert any liability against any of them on account of, any transactions contemplated by this Agreement.

(vi) No Material Adverse Change. There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect.

(vii)  Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company and its Subsidiaries set forth in Article 3 (a) that are qualified as to materiality will be true and correct and (b) that are not qualified as to materiality shall be true and correct in all material respects, in each case as of the date when made and as of the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects, on and as of such specified date or dates), and at the Closing the Investor will have received a certificate to such effect executed by an officer of the Company.

(viii) Covenants. The Company will have performed and complied in all material respects with all of its covenants contained in Article 5 on or before the Closing (to the extent that such covenants require performance by the Company on or before the Closing), and at the Closing the Investor will have received a certificate to such effect signed by an officer of the Company.

(ix)  Requisite Approvals. This Agreement will have been duly and validly approved and adopted by Company’s Board of Directors in accordance with applicable law and the Company’s Certificate of Incorporation and Bylaws, each as amended.

(x)   Other Agreements. The Registration Rights Agreement and Warrant Agreement have been duly executed and delivered by the Company.

6. Post-Closing Covenants.

6.1 Put Right.

(a) If the Investor wishes for the Company to repurchase the Shares, the Investor shall deliver to the Company, sixty days (60) prior to the Repurchase Date (as defined below), a written notice to the Company and the Lock Box Agent (as defined below) that the Investor wishes for the Shares to be repurchased. Thereafter, on the Repurchase Date, the Company shall repurchase all Shares purchased by the Investor (including any Shares acquired through stock splits of such Shares or stock dividends on such Shares or otherwise by reference to such Shares) at a price of $1.95 per Share (with such price being appropriately adjusted to reflect any subdivision of the Shares into a greater number of shares (by stock split, reclassification or otherwise), or any combination or consolidation by reclassification or otherwise, into a lesser number of shares) (the “Repurchase Price”). Such repurchase is referred to as the “Repurchase”. The Repurchase shall not cover any Shares sold by the Investor prior to the Repurchase Date, either directly or indirectly through any forward sale or derivative arrangement. The Repurchase Date shall be the date 18 months after the date hereof (or, in the event such date is a holiday or weekend day in New York City, the previous day which is neither a holiday or a weekend day). The Company shall cause the Lock-Box Agent to pay Investor the Repurchase Price for the Shares on the Repurchase Date by wire transfer in immediately available funds to the account designated in Exhibit D of this Agreement or to such other account specified by the Investor.

The Company shall take all action necessary for it to have a legal source under applicable law to make the Repurchase.

(b) Lock-Box. Upon receipt of proceeds from assuming any debt obligations or the issuance and/or sale of any debt or debt securities of the Company after the Closing, the Company shall (i) enter into a lock-box agreement with a lock-box agent (the “Lock-Box Agent”) and the other investors who purchased Common Shares of the Company in connection with the Offering, in substantially the form attached hereto as Exhibit E with such changes as may be required by the Lock-Box Agent or such other reasonable changes as mutually agreed to by the parties provided that such changes are in accordance with the terms of this Agreement (the “Lock Box Agreement”) and (ii) deposit or cause to be deposited into an account (the “Lock Box”) a sufficient amount to complete the Repurchase (as defined herein) from any amounts it receives from assuming any debt obligations or the issuance and/or sale of any debt or debt securities (the “Lock Box Amount”) to be held for payment of the Company’s obligations under this Section 6.1. The parties rights and obligations with respect to the Lock-Box shall be set forth in the Lock-Box Agreement between the parties attached hereto as Exhibit E.

(c) Prohibition on Additional Put Rights. The Company shall not grant to any other person any right to require the Company to purchase any equity security of the Company, any Company subsidiary or any other entity from such person without the prior consent of the Company.

6.2 Use of Proceeds. After retaining an amount to be specified by the Company and the Investors for general corporate purposes in the Company’s overseas bank account, the Company shall use the balance of the proceeds from the Offering (the “Net Proceeds”) to purchase a 51% equity interest in the alloy road joint venture with Baotou Steel (the “Alloy Rod JV”).

7.  Confidentiality. Each of the parties agrees that it will keep confidential and will not disclose, divulge or use for any purpose any confidential information obtained from the other party pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 7 by such party), (ii) is or has been independently developed or conceived by either the Company or the Investor without use of the confidential information of such other party or (iii) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the Company or the Investor, as applicable; provided, however, that the either the Company or the Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with the transactions contemplated by this Agreement, (b) to any prospective investor of any Shares from the Investor as long as such prospective investor agrees to be bound by the provisions of this Section 7, (c) to any affiliate, partner, member, stockholder or wholly-owned subsidiary of such party in the ordinary course of business, or (d) as may otherwise be required by law, provided that such party takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges the Investor may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

The Company will treat this Agreement, and the transactions contemplated hereby, and the Investor’s relationship as a stockholder of the Company as confidential, and will not issue disclose or otherwise provide any information regarding the Investor without the prior written consent of the Investor.

7.1 Standstill Agreement.  For a period of twelve (12) months from the Closing Date (the “Lock-Up Period”), the Investor will not, without the prior written consent of the Company, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Investor or any affiliate of the Investor, file (or participate in the filing of) a registration statement with the SEC or any comparable registration document with foreign governmental entities, in respect of, make any demand for or exercise any right with respect to registration of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder or any comparable law, rule or regulation outside of the United States with respect to, any of the Shares purchased hereunder, or publicly announce an intention to effect any such transaction. Notwithstanding the foregoing, this section shall not restrict: (i) the Investor’s exercise of the Put Rights; (ii) the Investor’s acquisition of Common Stock of the Company through open market purchases or otherwise; (iii) transfers of Shares or any interest therein by the Investor by gift or charitable contribution; (iv) distributions of Shares or any interest therein to its partners or other equity owners; or (v) the Investor entering into a binding contract, the giving of instructions or the adoption of a written plan by the Investor with respect to the disposition of Shares, in each case meeting the requirements of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, provided that such contract, instructions or plan does not permit any such dispositions prior to the expiration of the Lock-Up Period.

7.2 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose Confidential Information in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties hereto with prompt written notice of that fact and shall consult with the other parties hereto regarding such disclosure. The Disclosing Party shall, to the extent possible and with the cooperation and reasonable efforts of the other parties, seek a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

8. Miscellaneous.

8.1 Survival of Warranties. The warranties, representations and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company.

8.2 Indemnity. The Company agrees to indemnify and hold harmless the Investor and its successors and assigns (each, an “Indemnitee”), as the case may be, against any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable attorneys’ fees, other professionals’ and experts’ reasonable fees and court or arbitration costs (hereinafter collectively referred to as “damages”) directly or indirectly incurred, resulting or and arising out of any inaccuracy, misrepresentation, breach of, or default in, any of the representations, warranties or covenants given or made by the Company in this Agreement.

8.3 Indemnification Procedures. Each Person entitled to indemnification under this Section (an "Indemnified Party") shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an "Indemnifying Party") of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.

8.4 Limits of Settlement. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any damages.

8.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, on the first day after the date sent by express courier, or on the 10th day after the date mailed, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or on the first business day following the date of transmission by facsimile.

For notices to the Company, the contact information is:

John Chen
Chief Financial Officer
General Steel Holdings Inc.
10th Flr., Block A Haitong Building
No.3 Nanlishi Ave.
Xicheng District, Beijing 100037
The People’s Republic of China
Fax: 86-10-68047011

8.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law thereunder.

8.7 [Intentionally Omitted]

8.8 Expenses. All costs and expenses incurred by the Company and the Investor with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby and thereby shall be born by the party incurring them.

8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

8.10 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations herein may be assigned by the Investor to any affiliate of the Investor, but not to any other person without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.12 Entire Agreement. This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

8.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed and delivered as of the date set forth below.

NAME OF INVESTOR:	ADDRESS FOR NOTICES (Please Print):

______________________________	_______________________________________
_______________________________________
SIGNATURE:	_______________________________________
Attention:_______________________________
By:___________________________	Telecopy:_______________________________
Name:
Title:	Tax Identification #:_______________________

Exact Name to appear on Stock Certificate:	_______________________________________

Number of Shares Subscribed For:	______________________

Purchase Price (see Section 2.1): $______________________